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                                                                   Exhibit 23(a)


[LOGO OF PRICEWATERHOUSECOOPERS APPEARS HERE]



                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 of our report dated January 19, 2000 relating to the financial statements, which appears in the 1999 Annual Report to Shareholders, which is incorporated by reference in United Technologies Corporation Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears in such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ PricewaterhouseCoopers LLP
    ----------------------------
PricewaterhouseCoopers LLP
Hartford, Connecticut
December 13, 2000